UNITED  STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported)             August 21, 1996
                                                            -----------------



                             THE VINCAM GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Florida                    0-28148              59-2452823
- --------------------------------  ------------------  -----------------------
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)



2850 Douglas Road, Miami Florida                                       33134
- -----------------------------------------------------------------------------
(Address of principal executive offices)



(Registrant's telephone number, including area code)          (305) 460-2350
                                                             ----------------



                               Not applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 5.  Other Events


On August 21, 1996, The Vincam Group, Inc. announced that it has entered into a definitive asset purchase agreement to acquire substantially all of the business of The Stone Mountain Group, Inc. (SMG), a professional employer organization
(PEO) headquartered in Snellville, Georgia, in exchange for approximately
$5 million in cash and notes. The transaction is expected to close during the third quarter.

As a PEO, SMG provides businesses with an outsourcing solution to the complexities and costs of human resource employment and management by contractually assuming substantial employer responsibilities for the worksite employees of its clients. SMG currently has approximately 140 clients and 2,100 worksite employees.

For the fiscal year ended December 31, 1995, SMG had operating income of approximately $218,000 on revenues of almost $42 million. For the six months ended June 30, 1996, SMG reported revenues of approximately $23.7 million.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c) Exhibits

 Exhibit
   No.
- --------

    2    Asset Purchase Agreement, dated as of August 21, 1996, by and among
          The Vincam Group, Inc., The Stone Mountain Group, Inc. and shareholders thereof.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 THE VINCAM GROUP, INC.
                                                 ----------------------
                                                 Registrant


Dated:  August 22, 1996                          BY /s/ MARTINIANO J. PEREZ
                                                 -----------------------------
                                                 Martiniano J. Perez
                                                 Vice President and
                                                 Controller

                                 THE VINCAM GROUP, INC.

                                   INDEX TO ITEM 7(c)

                                        EXHIBITS




 Exhibit
   No.
- --------

    2    Asset Purchase Agreement, dated as of August 21, 1996, by and among
          The Vincam Group, Inc., The Stone Mountain Group, Inc. and shareholders thereof.








































                                                                  Exhibit 2


                               ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT, dated as of August 21, 1996 (the "Agreement"), is by and among THE VINCAM GROUP, INC., a Florida corporation ("Acquiror"), THE STONE MOUNTAIN GROUP, INC., a Georgia corporation (the "Company"), and Hal W. Pulfer, James Beesley, Charles Frankenthal, Lester E. Frankenthal, Scott Bade and Edward Spiegel (collectively, the six aforementioned individuals will be referred to as the "Stone Mountain Group Shareholders").


                        WITNESSETH:

     WHEREAS, the Company owns and operates a professional employer organization with a principal place of business in Snellville, Georgia (the "Business");

     WHEREAS, the Company desires to sell, transfer and assign to the Acquiror certain of the assets of its Business including, without limitation, the goodwill associated therewith, in accordance with the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Acquiror desires to purchase and assume the assets on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated herein are in the best interests of the Company and the holders of Company Common Stock (as defined below) and (ii) approved and adopted this Agreement and the transactions contemplated hereby and recommended adoption of this Agreement by the shareholders of the Company;

     WHEREAS, the Board of Directors of Acquiror has determined that this Agreement and the transactions contemplated herein are in the best interests of Acquiror and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby; and

     WHEREAS, Messrs. Bade, Frankenthal, Frankenthal and Spiegel have not been involved with the activities and operations of the Company, but will benefit from the transaction; therefore, certain rights and obligations of these parties have been limited in this Agreement to reflect their lack of involvement in and knowledge of the activities and operations of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                ARTICLE I

SALE OF ASSETS;

SECTION 1.01 Subject Assets;. The Company hereby agrees to sell, assign and deliver to the Acquiror at the Closing (as defined below), free and clear of all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the "Liens") except as specifically permitted by this Agreement, on the terms and subject to the conditions set forth in this Agreement, all right, title and interest in and to all of the assets of the Business (with the exception of the Excluded Assets, as hereinafter defined), whether real, personal or mixed, tangible or intangible, together with any replacements thereof and additions thereto made between the date hereof and the Closing, including, without limitation, the assets that are listed on Schedules 1.01(a) through (h) of the disclosure schedule delivered by the Company to the Acquiror (the "Company Disclosure Schedule") (collectively, the "Subject Assets"), including the following:

     (a) all personal property constituting a portion of the Subject Assets, including, without limitation, furniture, equipment and other fixed assets as set forth on Schedule 1.01(a) of the Company Disclosure Schedule (collectively, the "Fixed
Assets");

     (b) all of the interest in, and the rights and benefits accruing to the Company as the result of, the leased real and personal property used or useful in connection with the Business of the Company, as listed on Schedule 1.01(b) of the Company Disclosure Schedule including the lease the Company has on the property it leases as its headquarters located at 2151 Fountain Drive, Snellville, Georgia (the "Headquarters Lease") (collectively, the Headquarters Lease and the other leased property are referred to as the "Leased Property") and those other contracts, leases and agreements used or useful in connection with the Business of the Company, including but not limited to all Contracts which are "professional employer agreements", all as listed on Schedule 1.01(b) of the Company Disclosure Schedule (collectively with the Leased Property, the "Contracts");

     (c) all customer records, all employee records for the employees of, and independent contractors retained by, the Company who are hired post-closing by the Acquiror, including, without limitation, Form I-9's, filings and records, operating data, books and files, documents and records of the Company pertaining to the Subject Assets, warranties, guaranties, service and maintenance documents, bills of sale, assumption agreements and other similar documents related to the Subject Assets, customer and employee lists, regulatory filings and records, copies of financial and accounting records, executed Contracts (as defined in paragraph
(b) above), credit records, correspondence reasonably required for continued operation of the Business, current or projected budgets and other similar documents and records used or useful in connection with the Business of the Company (collectively, the "Records");

     (d) all of the Company's rights in and to the licenses, permits, approvals and other authorizations issued to it by any governmental authority and used or useful in the conduct of the business and operations of the Company as listed on Schedule 1.01(d) of the Company Disclosure Schedule (collectively, the "Licenses") to the extent such Licenses are assignable by the Company;

     (e) all of the Company's rights in the Company's group health plan and group dental plan under the Blue Cross and Blue Shield Association which it currently has in place for the benefit of its employees, as listed and described on Schedule 1.01(e) of the Company Disclosure Schedule;

     (f) all goodwill associated with the Subject Assets and all trademarks, trade names, logos, slogans and other intangible assets used or useful in connection with the Subject Assets as listed on Schedule 1.01(f) of the Company Disclosure Schedule to the extent of the Company's right, title and interest therein, including, without limitation, the name Stone Mountain or Stone Mountain Group, the initials SMG or TSMG and any logo, mark or symbol used in connection therewith, whether or not an application for trade mark or trade name protection has been filed with any state or federal agency;

     (g) all cash on hand, trade accounts receivable, deposits in financial institutions, cash equivalents, short and long term securities, certificates of deposit and other current assets existing as of the date of Closing, (including the names and addresses of all financial institutions in which the Company has accounts, the numbers of these accounts and the names of all persons authorized to draw on these accounts), as listed on
Schedule 1.01(g) of the Company Disclosure Schedule, not to include the investment in Waterford (as defined below) and the Waterford C fund collateral, and adjusted for changes in account balances occurring in the ordinary course of business from the date indicated on Schedule 1.01(g) until Closing;

     (h)     all cash deposits and prepaid expenses listed on
Schedule 1.01(h) hereto; and

     (i) all goodwill associated with the foregoing and the Business.

SECTION 1.02 Excluded Assets and Liabilities;. The Subject Assets shall not include the assets described in this Section
1.02. The assets described in this Section 1.02 are the two leases the Company has in effect for the lease of two vehicles leased by the Company for the use of Hal W. Pulfer and James Beesley (the "Car Leases"), and cash retained by the Company to pay the "remaining lease payments" (not including a payment in respect of the residual value of the leases) of these two leases, in the total amount of $19,743 (adjusted if the Closing occurs after August 31, 1996), cash retained by the Company for the distributions to be made to the Stone Mountain Group Shareholders to pay for the income tax liability they will incur in respect of the Company's income under Subchapter S of the Internal Revenue Code for the monthly installment for August 1996, which is not anticipated to be distributed to the Stone Mountain Group Shareholders until a date after Closing (which amount withheld must be in accordance with the Company's past practice and not include provision for liability attributable to any income recognized as a result of the transactions contemplated by this Agreement, which liability will be borne by the Stone Mountain Group Shareholders and satisfied out of the Purchase Price or their own individual assets), the Company's ownership interest in Waterford Insurance Ltd., a Cayman Islands Exempt Stock Insurance Company, including the C fund collateral therein ("Waterford") or any interest the Company has in the self-funded insurance plans sponsored by the Company for its employees pursuant to agreements with Klais & Company, Inc. (the "Former Health Plan") (collectively, these assets not being transferred to the Acquiror will be referred to as the "Excluded Assets"). The Subject Assets shall also not be subject to, and the Acquiror shall not assume or be subject to, any liabilities, obligations or commitments of the Company not specifically listed in Section 1.03 or included in the Contracts specifically referred to in Section 1.01(b) (those liabilities not assumed or taken subject to are referred to as the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, and neither the Acquiror nor any Subsidiary of the Acquiror, shall be under any obligation, nor shall be deemed, to assume any obligation or liability of the Company for the following (except for those liabilities reflected in the pro-forma column of the Company's adjusted June 30, 1996 balance sheet attached as Schedule 1.02):

     (a) any liability with respect to any pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which the Company is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, Code Section 125 "cafeteria" or "flexible benefit" plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee welfare benefit plans as defined in Section 3(1) of ERISA), under which current or former employees of the Company or its ERISA Affiliates (as defined in Section 4.11(c) below) are entitled to participate by reason of their employment with the Company or its ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and whether written or oral, (i) to which the Company or its ERISA Affiliates is a party or a sponsor or a fiduciary thereof or by which the Company or its ERISA Affiliates (or any of their rights, properties or assets) is bound or (ii) with respect to which the

Company or its ERISA Affiliates has made any payments, contributions or commitments, or may otherwise have any liability
(whether or not the Company or its ERISA Affiliates still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) (the "Employee Benefit Plans");

     (b) any liability incurred by or assessed against the Acquiror or any Subsidiary or affiliate of the Acquiror that arises under Sections 4980B and 5000 of the Code and with respect to any failure to comply by the Company with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, which failure occurs with respect to any person who is or was a current or former employee of the Company or any qualified beneficiary of such employee (as defined in Section 4980B(g)(1) of the Code);

     (c)     the Company's or the Stone Mountain Group
Shareholders' legal, accounting, broker's or other fees or expenses arising out of the transactions contemplated by this Agreement, which shall be satisfied by the Company or the Stone
Mountain Group Shareholders out of the Purchase Price, except for the amounts described in Section 1.03;

     (d) with respect to federal income or excess profits taxes or state or local income, sales, use, excise, ad valorem or franchise taxes, together with any interest, assessments and penalties thereon arising out of or attributable to the conduct of the Company's operations and business prior to the Closing (as hereinafter defined), including but not limited to the disputed tax penalty in the amount of $61,697.25 that is being contested by Brooks Holmes Williams & Cook LLC, or the Company's federal income or capital gain, taxes or state or local income or franchise taxes arising by virtue of the transactions contemplated by this Agreement;

     (e) with respect to litigation or other legal proceedings or investigations to the extent related to the Company on and prior to the Closing;

     (f) with respect to any liability arising out of the Company's ownership interest in Waterford, whether for unpaid premiums, currently outstanding or future retroactive assessments, tax liabilities, or any other liabilities or obligations related to Waterford;

     (g) with respect to wages, salaries, bonuses, commissions, overtime or other employee and independent contractor benefits relating to periods on and prior to the Closing;

     (h)     any liability with respect to the Car Leases;

     (i)     any liability with respect to the Former Health Plan;

     (j)     any tort, crime or workers' compensation claim
(including claims for insurance premiums in respect thereof) or any other claim against the Company based on any acts, omissions or facts occurring or arising on or prior to the Closing;

     (k) any liability with respect to the transfer of the Subject Assets or the dissolution and liquidation of the Company;
     (l) any amount owed by the Company to any one or more of the Stone Mountain Group Shareholders, unless specifically referred to elsewhere in this Agreement as a liability which the Acquiror will assume as detailed in the pro-forma column of
Schedule 1.02;

     (m)     any liability with respect to sales commissions paid
(or to be paid) to employees or independent contractors of the Company in connection with the Company's professional employer agreements listed on Schedule 1.01(b); and

     (n) with respect to any other accrued liabilities relating to matters or periods on or prior to the Closing.

SECTION 1.03 Assumed Liabilities;. The Acquiror shall, at the Closing, assume and undertake to perform, pay, satisfy or discharge in accordance with their terms, only such liabilities, obligations and commitments of the Company relating to the period commencing after the Closing under the Leased Property and the Contracts to be assigned to it as listed on Schedule 1.01(b) of the Company Disclosure Schedule, liabilities for trade accounts payable occurring in the ordinary course of the Business (other than any set forth in Section 1.02 above), a non-interest bearing non-secured promissory note from the Company to Hal Pulfer, in the amount of $166,500, $20,000 of which shall be payable at Closing and the balance of which shall be payable on January 3, 1997, which the Company issued to Hal W. Pulfer in respect of a finder's fee (the "Finder's Fee"), and 50% of the cost of the audit of the 1994 Financial Statements, and as may otherwise be expressly assumed pursuant to this Agreement (the "Assumed Liabilities").

SECTION 1.04  ;The Closing;.  The closing of the
transactions contemplated by this Agreement (the "Closing") will take place at the offices of The Hartsfield Group, Inc., Six Concourse Parkway, Suite 1930, Atlanta, Georgia, 30328, at 1:00 P.M., and will be effective on the date of Closing. At the Closing, the Company shall deliver to Acquiror such bills of sale, endorsements and assignments (in the forms attached as Exhibit 1.04), and other customary instruments and documents and certificates reasonably satisfactory to Acquiror and its counsel as shall be sufficient to vest in Acquiror good, valued and marketable title to the Subject Assets, free and clear of all liens, and to assign the Contracts to Acquiror or to such person within Acquiror's Affiliated Group as designated by Acquiror, and the Acquiror shall deliver to the Company the Purchase Price, pursuant to the terms and conditions specified in Article II below. In addition, at the Closing, each of the parties shall satisfy or deliver evidence to the other of satisfactory completion of each of the conditions to close applicable to it in accordance with Article X below.

SECTION 1.05 Prorations. All personal or real property taxes with respect to the Subject Assets to be conveyed to the Acquiror pursuant hereto (which shall be based on the immediately prior year's tax bills and adjusted post-Closing after the current tax year's tax bills are issued and received if such current tax year's bills are not issued before the Closing) and any changes for rents or similar costs of the Business shall be prorated through the Closing Date. The parties will execute a closing statement reflecting such prorations and adjustments. In the event any amount is due from either to the other as a result of any such proration, the resulting amount payable shall be paid immediately upon demand.


                        ARTICLE II

PURCHASE PRICE;

SECTION 2.01 Purchase Price;. (a) The Subject Assets shall be sold by the Company and shall be purchased by the Acquiror for an aggregate purchase price (the "Purchase Price") of:

       (i)     $5,000,000, payable as specified in Section
2.01(b) below;

       (ii) an Incremental Payment, payable in cash 45 days after the first anniversary following the Closing (the
"Incremental Payment"), computed as follows:

Incremental Payment = 75% x New Client Controllable Revenues

              where

(r) New Client Controllable Revenues equal (A) the total amount billed in the 12 month period following the Closing to the companies identified in attached Exhibit 2.01(a), provided these companies execute the Acquiror's standard service contract prior to October 25, 1996, at prices approved by Acquiror's area president, less (B) amounts billed to these clients for (a) payroll expenses (salary and other cash compensation), (b) payments attributable to the Federal Insurance Contributions Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other employment taxes, and (c) 50% of employer contributions for other employee benefits; and

       (iii)     the Assumed Liabilities.

      (b)     The portion of the Purchase Price referred to in
Section 2.01(a)(i) above shall be paid by the Acquiror to the Company at Closing as follows:

       (i) through the issuance by the Acquiror of a promissory note, substantially in the form of attached Exhibit
2.01(b)(i), which promissory note shall be payable to Company in the principal amount of $548,437, bear interest at 7% (the

"Beesley Note"), and which the Company and James Beesley agree will be assigned, endorsed and delivered by it to James Beesley on January 2, 1997;

       (ii) through the issuance by the Acquiror of a promissory note, substantially in the form of attached Exhibit 2.01(b)(ii), which promissory note shall be payable to Company in the principal amount of $825,000, bear interest at 7% (the "Pulfer Note"), and which the Company and Hal W. Pulfer agree will be assigned, endorsed and delivered by it to Hal W. Pulfer on January 2, 1997;

       (iii) $2,376,563 (less reductions under Section 9.10 below) by wire transfer of immediately available funds to an account designated in writing by the Company to the Acquiror at least five business days prior to Closing; and
 .
       (iv) $1,250,000 in cash to be deposited with the Acquiror to hold as escrow agent pursuant to Article 8 of this Agreement and the "Escrow Agreement" (as defined in Article 8).

SECTION 2.02 Allocation. The Purchase Price shall be allocated among the Subject Assets on the basis set forth in Schedule 2.02, which allocations shall be used by the parties for purposes of reporting to the Internal Revenue Service ("IRS") on Form 8594. The Acquiror and Company agree to cooperate with each other in connection with the preparation and filing of any information required to be furnished to the IRS under Section 1060 of the Code, and any applicable regulations thereunder, and shall not take any position in any income tax return, before any Governmental Entity charged with the collection of income tax, or in a judicial proceeding inconsistent with the terms of this subsection.

                          ARTICLE III

DEFINITIONS;

The term "Adverse Consequences" as used in this Agreement means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes (as defined below) liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

The term "Affiliated Group" has the meaning described in Section
1504 of the Code, without regard to the exceptions contained in subsection (b) thereof.

The term "Code" means the Internal Revenue Code of 1986, as amended.

The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that is materially adverse to the financial condition, results of operations, businesses, properties, assets or liabilities of the Company. A change or effect shall be considered materially adverse if it has a negative financial impact of at least $25,000.
The term "person" as used in this Agreement means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The term "knowledge" of a party as used in this Agreement, means the actual knowledge of a person, or of its current officers and directors in the case of a corporate person, after reasonable investigation.

The term "Law" shall mean any federal, state or local law, statute, rule, ordinance or regulation (including codes, plans, judgments, injunctions, administrative interpretations, orders, or charges thereunder).

The term "Subsidiary" (or its plural) as used in this Agreement with respect to the Company or the Acquiror shall mean any corporation, partnership, joint venture or other legal entity of which the Company or the Acquiror, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.


                        ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STONE MOUNTAIN
GROUP SHAREHOLDERS;

     The Company and each of Hal W. Pulfer and James Beesley represents and warrants to Acquiror that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article 4). Each of the other Stone Mountain Group Shareholders represents and warrants to Acquiror that, to his knowledge, the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article
4).

SECTION 4.01  Organization and Qualification; No
Subsidiaries;. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of Georgia, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, including all qualifications under any "professional employer organization" or similar state statute in effect in any state in which the Company provides employees under any "employee leasing" arrangement. The Company does not now have and has never had any "Subsidiary", nor owned 80 percent or more of any corporation or been a member of an Affiliated Group.

SECTION 4.02  Articles of Incorporation; By-Laws;.  The
Company has furnished to Acquiror complete and correct copies of its Articles of Incorporation and By-Laws, as amended or restated. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws, as amended or restated.

SECTION 4.03 Capitalization;. (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common
Stock, of which 1,000 shares were issued and outstanding.  The
Company has no other classes of stock.

     (b) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable.
No outstanding shares of Company Common Stock have been issued in violation of any pre-emptive or similar rights. There are no options, warrants or other rights, agreements, arrangements or commitments to which the Company is a party of any character relating to the issued or unissued capital stock of the Company or obligating the Company to grant, issue, sell or register for sale any shares of the capital stock of the Company, by sale, lease, license or otherwise. Except as disclosed in the June 30, 1996 balance sheet of the Company, as of the date of this Agreement, there are no obligations, contingent or otherwise, of the Company to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of the Company or any other person.

SECTION 4.04 Authority; Vote Required;. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of the Company subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equity principles. The transactions contemplated by this Asset Purchase Agreement will not give rise to any appraisal rights or dissenter's rights of the Stone Mountain Group Shareholders. As of the date of the Closing, all actions required to be taken by the Board of Directors of the Company under Section 14-2-1202 of the Georgia Code regarding shareholder approval of a sale of assets by the Company have been taken and the Stone Mountain Group Shareholders have approved the transactions contemplated by this Asset Purchase Agreement as required under such section of the Georgia Code.

SECTION 4.05  No Conflict; Required Filings and Consents;.
The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company;
(ii) subject to giving the notices and obtaining the consents, approvals, authorizations or permits described in Schedule 4.05 of the Company Disclosure Schedule, conflict with or violate any Laws applicable to the Company or by which any of its respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) that would not have, in the aggregate, a Company Material Adverse Effect, and any such breaches or defaults described in clause (iii) that would not, in the aggregate, have a Company Material Adverse Effect.

SECTION 4.06 Permits; Compliance;. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company to own, lease and operate its properties or to carry on its business substantially as it is now being conducted (the "Company Permits") and no suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. In particular, the Company, and Hal W. Pulfer and James Beesley, are licensed or registered as professional employer organizations and as control persons thereof, respectively, in each jurisdiction in which their activities require such licensing or registration, except where failure to comply will not have a Company Material Adverse Effect, and except as disclosed in
Schedule 4.06 of the Company Disclosure Schedule. The Stone Mountain Group Shareholders represent and warrant that the Company will not suffer a Company Material Adverse Effect as a result of the exceptions disclosed on Schedule 4.06 of the Company Disclosure Schedule, considered in the aggregate and not on a per violation basis. The Company has not operated and is not operating in violation of any Law applicable to the Company or by which any of its respective properties is bound or affected, including without limitation, the Occupational Safety and Health Act, Environmental Protection Act, Equal Employment Opportunities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Vocational Rehabilitation Act, the Americans with Disabilities Act, Vietnam Era Veterans Readjustment Act, Fair Labor Standards Act, Federal Drug Free Workplace Act, and all Laws relating to wages and hours, workers' compensation, labor practice regulations, employment discrimination and state employee leasing and registration requirements. The Company is not the object of any employee claims alleging violation of federal or state laws prohibiting discrimination or sexual harassment or any other charges reportable to the Equal Employment Opportunity Commission or comparable state human rights or equal employment opportunity agency.

SECTION 4.07  Reports; Financial Statements;.  (a) Since
December 31, 1991, the Company has filed all forms, reports, statements and other documents required to be filed with all applicable federal or state regulatory authorities (all such forms, reports, statements and other documents, including any amendment thereto, being collectively referred to as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law.

     (b) The audited balance sheet of the Company for the year ended December 31, 1995 and the statements of income, changes in stockholders' equity and cash flows for the fiscal year ended on December 31, 1995, including any notes thereto, all of which have been audited by Brooks, Holmes, Williams & Cook, LLC, certified public accountants (such financial statements as of, at and for the year ended December 31, 1995 being referred to herein as the "1995 Financial Statements"), have been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be indicated in the notes thereto) and (ii) present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the periods indicated.

     (c) The unaudited balance sheet of the Company for the year ended December 31, 1994 and the statements of income, changes in stockholders' equity and cash flows for the fiscal year ended on December 31, 1994, including any notes thereto (such financial statements as of, at and for the fiscal year ended December 31, 1994 being referred to herein as the "1994 Financial Statements"), have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be indicated in the notes thereto) and (ii) present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operation and cash flows for the periods indicated. The financial information and disclosures in the unaudited 1994 Financial Statements will be substantially the same as in audited 1994 Financial Statements, which are currently being prepared by the Company's certified public accountants, Brooks, Holmes, Williams & Cook, LLC, and which will be issued on an unqualified basis. The Company has been informed by Brooks, Holmes, Williams & Cook, LLC, that audited 1994 Financial Statements will be available by September 16, 1996. The Stone Mountain Group Shareholders represent and warrant that in all cases these audited 1994 financial statements will be available within 45 days of the Closing. In making this representation, the Stone Mountain Group Shareholders understand that as a result of the Acquiror's consummation of the transactions contemplated hereby, the Acquiror must file a Form 8K with the Securities and Exchange Commission within 60 days after the date of this Agreement, which Form 8K must include the Company's audited 1994 Financial Statements. The fee charged by Brooks, Holmes, Williams & Cook LLC for the full cost of the audit being conducted on the 1994 financial statements shall be paid as provided in Section 9.09 below.

     (d) The unaudited balance sheet and statements of income, changes in stockholders' equity and cash flows of the Company for the six months ended June 30, 1996 (such financial statements being referred to as the "Interim Financial Statements"), (i) have been prepared in accordance with GAAP applied on a consistent basis with the 1995 Financial Statements, and (ii) present fairly, in all material respects, the financial position of the Company as of June 30, 1996 and the six month period ended June 30, 1996.

     (e) Except as and to the extent reflected or reserved in the balance sheet of the Company for the six months ended June 30, 1996, including all notes thereto (the "Company Balance Sheet"), the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since June 30, 1996.

SECTION 4.08 Absence of Certain Changes or Events;. Except as contemplated in this Agreement or the Company Disclosure
Schedule, since June 30, 1996:

     (a) there has not been any change which has caused or development of a prospective change which is reasonably likely to cause a Company Material Adverse Effect;

     (b) the Company has not increased compensation to officers or key employees or increased or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of employee stock options), except for contemplated increases in compensation or bonuses described in Schedule 4.08(b) of the Company Disclosure Schedule, none of which have created or will have created as of the Closing a binding obligation on the part of the Company or Acquiror;

     (c) the Company has not made any loans or advances to any officer, director, shareholder or affiliate of the Company (except for ordinary travel and business expense payments), or guaranteed or pledged collateral to support any loan or advance made to an officer, director, shareholder or affiliate of the Company;

     (d) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contract, leases, or licenses) involving more than $50,000;

     (e) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Company is a party or by which it is bound, or notified the Company that it intends to do any of the foregoing;

     (f) the Company has not imposed any security interest upon any of its assets, tangible, or intangible;

     (g) the Company has not made a capital expenditure (or series of related capital expenditures) involving more than $25,000;

     (h) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) involving more than $50,000, except for payments to Waterford for premiums in accordance with past business practice;

     (i) the Company has not delayed or postponed the payment of accounts payable and other liabilities;

     (j) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $25,000;

     (k) the Company has not made any transfers of cash except in the ordinary course of business;

     (l) there has not been any change in the material accounting methods or practices followed by the Company except as required or permitted by GAAP; and

     (m)     the Company has not entered into any commitment
(contingent or otherwise) to do any of the foregoing.

SECTION 4.09 Absence of Litigation;. (a) Schedule 4.09(a) of the Company Disclosure Schedule lists (i) all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind against the Company, which are pending or, to the Company's knowledge, threatened, and (ii) to the Company's knowledge, all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind against any client of the Company which are pending or threatened, for any activity that is or could be covered by or within the scope of the agreement the Company has with the client. There is no action pending seeking to enjoin or restrain the transactions contemplated by this Agreement. The Company is not subject to any liability as a result of a claim threatened or brought by any employee or former employee of the Company even though the possibility of such claim has been disclosed to Acquiror prior to Closing.

     (b) The Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any governmental entity (which includes all federal, state, local, and foreign governments (and all agencies thereof), or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including without limitation, cease-and-desist or other orders.

SECTION 4.10 Contracts; No Default;. (a) Schedule 4.10(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of each Contract:

       (i) which is a professional employer organization agreement;

       (ii) concerning a partnership or joint venture with another person;

       (iii) involving annual consideration in excess of $15,000;

       (iv) involving employment agreements, employment contracts or understandings (other than understandings with respect to "at will" employment) relating to employment to which the Company is a party;

       (v)     concerning confidentiality or non-competition;

       (vi)     with any shareholder of the Company or
affiliate or person under the influence or control of or related to any shareholder or affiliate of the Company;

       (vii) involving indebtedness of the Company (other than trade payables arising in the ordinary course of business) or pursuant to which the Company has guaranteed the indebtedness of another or a security interest in an asset of the Company has been created; or

       (viii) which the Company otherwise believes to be material to the business of the Company or under which the consequences of a default or termination could have a Company
Material Adverse Effect.

     (b) Each Contract listed in Schedule 4.10(a) of the Company Disclosure Schedule is in full force and effect, is a legal, valid and binding contract or agreement of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equity principles and to public policy concerns, and there is no default (or any event known to the Company which, with the giving of notice or lapse of time or both, would be a default) by the Company or any other party to a Contract, in the timely performance of any obligation to be performed or paid under any such contract or agreement. The Company has full legal power and authority to assign its rights under the Contracts to Acquiror in accordance with this Agreement, and such assignment will not affect the validity, enforceability or continuity of any of the Contracts. All of the Contracts which are "professional employer agreements" may also be assigned by the Company or Acquiror to any person within the Affiliated Group of which Acquiror is a member without the need to obtain the consent of any other Person. All consents, waivers, approvals and authorizations which may be required with respect to the transactions contemplated hereby are listed on Schedule 4.10(a) of the Company Disclosure Schedule and will have been duly obtained by the Company and delivered to Acquiror and its counsel prior to Closing in a form reasonably satisfactory to Acquiror and its counsel. Except as set forth on
Schedule 4.10(b), no party is seeking renegotiation of a Contract or substitute performance thereunder or has repudiated any provision thereunder or indicated that it intends to terminate or not renew a Contract.

     (c) Schedule 4.10(c) of the Company Disclosure Schedule sets forth with respect to each Contract between the Company, and its clients which are co-employers of the Company's employees, each breach of contract or failure of performance claim in excess of $25,000 made against the Company during the three years immediately preceding the date of this Agreement and through the Closing Date.

     (d) Except as set forth on Schedule 4.10(d), there are no outstanding powers of attorney executed on behalf of the Company;

     (e) The Company is not subject to any liability to, or claim by, Employee Resources Management, Inc. or International Business Services, Inc., nor is the Company currently subject to any agreement, whether written or oral (and including any joint venture) with either of those persons or any owner of affiliate thereof. The Company is not subject to any liability to, or claim by, a third party as a result of any past agreement with Employee Resources Management, Inc., or International Business Services, Inc. or any owners or affiliates thereof.

SECTION 4.11  Employee Benefit Plans; Labor Matters;.  (a)
Schedule 4.11 of the Company Disclosure Schedule lists all pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which the Company is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, Code

Section 125 "cafeteria" or "flexible benefit" plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in Section 3(2) of ERISA, and all employee welfare benefit plans as defined in Section 3(1) of ERISA), under which current or former employees of the Company or its ERISA Affiliates (as defined in Section 4.11(c) below) are entitled to participate by reason of their employment with the Company or its ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and whether written or oral, (i) to which the Company or its ERISA Affiliates is a party or a sponsor or a fiduciary thereof or by which the Company or its ERISA Affiliates (or any of their rights, properties or assets) is bound or (ii) with respect to which the Company or its ERISA Affiliates has made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company or its ERISA Affiliates still maintains such plan, trust, arrangement, contract, agreement, policy or commitment). For each Employee Benefit Plan, the Company has provided true and correct copies of all plan documents, summary plan descriptions, determination letters and most recent Form 5500.

     (b) All required reports and descriptions have been filed or distributed appropriately with respect to each Employee Benefit Plan, including filings with the Pension Benefit Guaranty
Corporation, Internal Revenue Service or Department of Labor.

     (c) For purposes of this Agreement, "ERISA Affiliates" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code. Schedule 4.11 of the Company Disclosure Schedule lists all ERISA Affiliates of the Company.

     (d) As used in this Agreement, "Pension Plan" means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA or is otherwise a pension, savings or retirement plan or a plan of deferred compensation.

     (e)     With respect to the Employee Benefit Plans:

       (i) None of the Employee Benefit Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA; each of the Employee Benefit Plans that are subject to ERISA is in compliance (both in form and operation) with ERISA, the Code and all other applicable Laws; each of the Employee Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified, has received a favorable determination letter ruling that the plan complies with the Tax Reform Act of 1986, as amended, and has been administered and operated in accordance with all laws so as to maintain such qualification; no Employee Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the

Code; neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability (including any contingent liability) to or on account of an Employee Benefit Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Employee Benefit Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Employee Benefit Plan; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability to or on account of a Employee Benefit Plan pursuant to Title IV of ERISA.

       (ii) The current value of the assets of each of the Employee Benefit Plans that are subject to Title IV of ERISA exceeds the present value of the accrued benefits under each such Plan, taking into account projected salary increases and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such Plans; and all contributions, premium payments or other amounts payable by the Company and ERISA Affiliates through the Closing with respect to each Employee Benefit Plan in respect of current or prior plan years have been or will be (prior to or at the Closing) either paid or accrued on the Company's regularly prepared financial statements.

       (iii)     There are no pending, threatened or
anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Benefit
Plans, the fiduciaries of such plans or any trust related thereto.

       (iv) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees, their spouses or dependents for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any Pension Plan, or (iii) deferred compensation accrued as liabilities on the books of the Company or the ERISA Affiliates).

     (f) The Company is not a party to any collective bargaining or other labor union contracts. There are no union organization attempts underway with respect to the employees of the Company. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company. To the knowledge of the Company, the Company has not committed any unfair labor practices (as defined in the National Labor Relations Act of 1947, as amended) in connection with the operation of the business of the Company, and there is no pending or, threatened charge or complaint against the Company by the National Labor Relations Board or any comparable state or local agency.

SECTION 4.12 Taxes;. (a) (i) All Returns (as defined below) in respect of Taxes (as defined below) required to be filed with respect to the Company have been timely filed (including extensions), including without limitation, all forms 5471 which have been required in connection with the Company's ownership of an interest in Waterford and no extension of time within which to file any such Return has been requested, which Return has not since been filed;

      (ii) all Taxes shown on Returns to be due or payable have been timely paid and all payments of estimated Taxes required to be made with respect to the Company under Section 6655 of the Code or any comparable provision of state, local or foreign law have been made on the basis of the Company's good faith estimate of the required installments;

     (iii) all Returns (or, in cases where amended Returns have been filed, such Returns as amended) are true, correct and complete in all material respects, including without limitation, all forms 5471 which have been required in connection with the Company's ownership of an interest in Waterford;

     (iv) no adjustment relating to any Return has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof, and the ongoing dispute described in Schedule 4.12(a)(iv) of the Company Disclosure Schedule, which involves a disputed tax penalty in the amount of $61,697.25 that is being contested by Brooks Holmes Williams & Cook LLC;

     (v) there are no outstanding subpoenas or requests for information with respect to any federal, state, local or foreign income tax Returns of the Company or the Taxes reflected on such Returns;

     (vi) The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has never been a member of an Affiliated Group, and (B) has no liability for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

     (vi) the Company has not, in any taxable period for which the statute of limitations on assessment remains open, acquired any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired by the Company, and no corporation that was included in the filing of a Return with the Company on a consolidated, combined, or unitary basis has left the Company's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

     (vii) no consent under Section 341(f) of the Code has been filed with respect to the Company;

     (viii) there are no Tax liens on any assets of the Company other than liens for Taxes not yet due or payable;

     (ix) all Taxes required to be withheld, collected or deposited by the Company during any taxable period for which the statute of limitations or an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority, except where the Taxes in question are subject to challenge by the Company in an appropriate proceeding, and adequate reserves therefor have been provided on the Company's financial statements, and disclosure has been made by the Company in Schedule 4.12(a)(ix) of the Company Disclosure Schedule;

     (x) the Company was not acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections under Section 338 are applicable to the Company;

     (xi) there is no material difference on the books of the Company between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by an accrual on the books for federal income tax purposes;

     (xii) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company may be subject;

     (xiii) the Company is not, as of the date of this Agreement, under audit with respect to any taxable period for any federal, state, local or foreign Tax by the Internal Revenue
Service (the "IRS") or the applicable Tax authority in each such state, local, or foreign jurisdiction;

     (xiv) The Company is not and will not be subject to any unsatisfied U.S. or foreign tax liability as a result of its ownership interest in Waterford, including but not limited to any liability which could arise as a result of Waterford's classification as a "Controlled Foreign Corporation", "Foreign Personal Holding Company", or "Passive Foreign Investment Company", as such forms are defined in the Code;

     (xv) The Company has been an "S corporation", as such term is defined in section 1361(a)(1) of the Code, and has had a valid election under section 1362(a) of the Code, for each year during which it has been in existence. No facts exist or have existed with respect to the Company, its capital structure or its shareholders which at any time during the Company's existence would cause a revocation of its Sub S election or loss of its Sub S status.

     (b)     For purposes of this Agreement,

     (i) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and
     (ii) "Returns" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

SECTION 4.13 Intellectual Property Rights;. The Company owns or possesses the right to use all material patents, patents pending, trademarks, servicemarks, trade names, service names, slogans, registered copyrights, trade secrets, computer software and other intellectual property rights it currently uses, without any conflict or alleged conflict with the rights of others. Each item of intellectual property owned or used by the Company prior to the Closing, including without limitation the names Stone Mountain and Stone Mountain Group, and any related marks, symbols or logos, will be owned or available for use by the Acquiror on the same terms and conditions immediately following Closing. The Company has taken all necessary and desirable action to maintain and protect each such item of intellectual property. Schedule
4.13 of the Company Disclosure Schedule lists all of the intellectual property rights used by the Company as well as any intellectual property rights owned by third parties and used by the Company pursuant to licenses, sublicenses, agreement or permission. All such licenses, sublicenses, agreements or permissions are valid, binding and in full force and effect and no default has occurred or notice of default been received with respect thereto.

SECTION 4.14  Insurance;.  (a)  Schedule 4.14(a) of the
Company Disclosure Schedule lists all policies and binders of insurance for professional liability, directors and officers, property and casualty, fire, liability, worker's compensation and other customary matters held by or on behalf of the Company ("Insurance Policies"), all of which have been made available to Acquiror. The Insurance Policies are in full force and effect and the Company is not in default with respect to any provision contained in any Insurance Policy nor has the Company failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor has any coverage for current claims been denied. The Company has been covered during the past three years by insurance in scope and amount customary and reasonable for the activities in which it engaged and the assets it has owned during this three year period.

     (b) The Company owns one share of common stock and one share of preferred stock in Waterford. The Company is able to sell the Subject Assets and enter into this Agreement without causing any breach of its agreement with Waterford or any additional liabilities for which Acquiror or any Subsidiary of Acquiror could be liable. The Company is current with respect to all premiums owed to Waterford, and there are no outstanding retroactive assessments or other unsatisfied liabilities or obligations related to the Waterford for which the Company could be made liable. Prior to becoming insured for workers' compensation insurance and commercial general liability insurance through its participation in Waterford, the Company was fully insured by independent commercial insurance carriers and not self-insured.

SECTION 4.15 Brokers;. No broker, finder or investment banker other than The Hartsfield Group, Inc. ("Hartsfield") and Hal W. Pulfer with respect to the Finder's Fee is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Stone Mountain Group Shareholders. The agreement between Hartsfield and Company and the Stone Mountain Group Shareholders provides that only the Stone Mountain Shareholders are liable for the full amount of fees and costs owed to or which will be owed to Hartsfield on consummation of the transactions contemplated by this Agreement. The Stone Mountain Group Shareholders agree to indemnify and hold harmless the Company and the Acquiror against any claim, liability or obligation brought, imposed or sought to be imposed against any or all of them in respect of any broker, finder, investment banker or other fee or commission in connection with the transactions contemplated by this Agreement.

SECTION 4.16 Title to Properties;. (a) The Company does not own any real property;

     (b) All of the real property leased by the Company (the "Leased Real Property") is described in Schedule 4.16(b) of the Company Disclosure Schedule. The leases for the Leased Real Property are in full force and effect and the Company holds a valid and existing leasehold interest under each of the leases. The Company has delivered to Acquiror complete and accurate copies of each of the leases for the Leased Real Property, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. To the knowledge of the Company and the Stone Mountain Group Shareholders, the Company is not in default under, and to the knowledge of the Company no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in the Company's default under any of such leases, except for the requirement that the Company obtain the consent of the landlord to assign the Headquarters Lease to Acquiror pursuant to this Agreement. At the time of Closing, the Headquarters Lease will contain a provision permitting Acquiror to sublease all or part of the space leased pursuant to the Headquarters Lease to a third party.

     (c) there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the Leased Real Property or other matters affecting the current use, occupancy, or value thereof;

     (d) all of the Company's Leased Real Property facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

     (e)     to the knowledge of the Company and the Stone
Mountain Group Shareholders, there are no other leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Leased Real Property;

     (f) there are no parties (other than the Company) in possession of any of the Company's Leased Real Property;

     (g) all facilities located on the Company's Leased Real Property are supplied with utilities and the services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of Leased Real Property;

     (h) each parcel of Leased Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

     (i) The Company is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of their respective businesses;

     (j) The Company is not in violation of any laws relating to laws governing environmental protection with respect to the Leased Real Property or any other real property for which it could be liable as a result of the activities or actions of its employees, nor is it subject to any liability for clean up or remediation under any federal, state or local law. The Company has not received any written notification from any Governmental Entity with respect to existing violations of any Laws governing environmental protection with respect to the Lease Real Property or with respect to any real property for which it could be liable as a result of the activities or actions of its employees; and

     (k) The Company owns good title to the tangible and intangible personal property reflected in Schedule 1.01 of the

Company Disclosure Schedule or in the Company's Interim Financial
Statements free and clear of any liens, encumbrances, options or other agreements, except as described in Schedule 4.16(k) of the Company Disclosure Schedule.

SECTION 4.17 Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the most recent Balance Sheet, as adjusted for the passage of time through the Closing in accordance with past custom and practice.

SECTION 4.18 Tax Payment and Direct Deposit Service. (a) For all persons which use or have used the Company's tax payment service, all payments related to those persons and that service have been collected and paid when due, and the amount of the tax payment service funds on deposit as of the dates of this Agreement and Closing equals the amount of payments due to the relevant Tax authorities.

     (b) The balance of direct deposits collected by the Company as of the Closing is equal to the amount due to the Company's clients and employees as of that date.

SECTION 4.19 Disclosure. No representation or warranty contained in this Article 4 or in the Company Disclosure Schedule, or in any document, written information, statement or certificate furnished or to be furnished by either the Company or the Stone Mountain Group Shareholders to the Acquiror pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement contained herein or therein not misleading.

SECTION 4.20 Lack of Association. Neither the Company nor any of the Stone Mountain Group Shareholders has, or has had at any time, any business relationship with Employer Resources, Inc., a Delaware corporation, or any owner or affiliate thereof, or affiliate of the owner thereof.

SECTION 4.21 Investment Intent.     Each of the Company and, when
distributed by the Company to them, Hal W. Pulfer and James Beesley, (A) is acquiring the Pulfer Note and the Beesley Note solely for its or his own account for investment purposes, and not with a view to the distribution or resale thereof (other than the distribution by the Company of the Beesley Note to James Beesley and the Pulfer Note to Hal W. Pulfer, as contemplated in this Agreement), (B) is an "accredited investor" as defined in Rule 215 of the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") with knowledge and experience in business and financial matters, or is a sophisticated investor with sufficient knowledge and experience to evaluate an investment in the Acquiror, (C) has received certain information concerning Acquiror, including but not limited to the information contained in the Prospectus of Acquiror dated May 9, 1996 and Acquiror's quarterly report on Form 10-Q for the quarter ended June 30, 1996, and has had the opportunity to obtain additional information as desired to evaluate the merits and the risks inherent in holding the Pulfer Note and the Beesley Note, (D) agrees to indemnify Acquiror against any adverse consequences which shall arise as a result of a sale or distribution of the Pulfer Note or the Beesley Note by him or it in violation of the Securities Act and state securities or Blue Sky laws, and (E) acknowledges that neither the Beesley Note nor the Pulfer Note has been or will be registered under the Securities Act and will bear a legend to that effect.

                         ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE STONE MOUNTAIN GROUP SHAREHOLDERS

     Each of the Stone Mountain Group Shareholders represents and warrants to Acquiror that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article 5.

SECTION 5.01 Authorization of Transaction. The Stone Mountain Group Shareholder has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Stone Mountain Group Shareholder, enforceable in accordance with its terms and conditions. The Stone Mountain Group Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

SECTION 5.02 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stone Mountain Group Shareholder is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Stone Mountain Group Shareholder is a party or by which he is bound or to which any of his assets is subject.

SECTION 5.03 Stone Mountain Group Shares. The Stone Mountain Group Shareholder holds of record and owns beneficially the number of shares of Company Common Stock set forth next to his name in
Schedule 5.03 of the Company Disclosure Schedule, free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer (other than any restrictions under the Securities Act and Blue Sky laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, and the Stone Mountain Group Shareholders together own all of the issued and outstanding shares of Company Common Stock, which number is equal to the sum of the number of shares of Company Common Stock set forth next to the Stone Mountain Group Shareholders' names in Schedule 5.03 of the Company Disclosure Schedule. The Stone Mountain Group Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Stone Mountain Group Shareholder to sell, transfer, or otherwise dispose of any capital stock of Stone Mountain Group (other than this Agreement). The Stone Mountain Group Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Stone Mountain Group. The Stone Mountain Group Shareholder acknowledges and agrees that neither the shares of Company Common Stock owned by him nor, to his knowledge, any other outstanding stock of the Company, has been issued in violation of any pre-emptive or similar rights.

SECTION 5.04 Disclosure. No representation or warranty contained in this Article 5 or in the Company Disclosure Schedule contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement contained herein or therein not misleading.


                        ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ACQUIROR;

     The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that is materially adverse to the financial condition, results of operations, business, properties, assets or liabilities of Acquiror and its Subsidiaries, taken as a whole; provided, however, that the occurrence of any or all of the changes or events described in
Schedule 6.00 of the Acquiror Disclosure Schedule shall not, individually or in the aggregate, constitute an Acquiror Material Adverse Effect.

     Except as set forth in the Disclosure Schedule delivered by Acquiror to the Company prior to the execution of this Agreement
(the "Acquiror Disclosure Schedule"), Acquiror hereby represents and warrants to the Company that:

SECTION 6.01 Organization and Qualification;. Acquiror is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, including all qualifications needed by the Acquiror under any "professional employer organization" or similar state statute in effect in any state in which the Acquiror provides employees under any "employee leasing" arrangement.

SECTION 6.02  Authority;.  Acquiror has the requisite
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the other parties thereto constitutes a legal, valid and binding obligation of Acquiror, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general equitable principles.

SECTION 6.03  No Conflict, Required Filings and Consents;.
The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Acquiror, (ii) subject to obtaining the consents, approvals, authorizations or permits described in Schedule 6.03(a) of the Acquiror Disclosure Schedule, conflict with or violate any Laws applicable to Acquiror or any of Acquiror's Subsidiaries or by which any of their respective properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror's Subsidiaries is a party or by which or any of Acquiror's Subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have an Acquiror Material Adverse Effect.

SECTION 6.04  Reports; Financial Statements;.  (a) Since June
30, 1996, Acquiror and its Subsidiaries have filed (x) all forms, reports, statements and other documents required to be filed with the SEC (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports, including all Acquiror Reports filed after the date of this Agreement and prior to the Closing, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed, do not at the date hereof, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     (b) Each of the consolidated financial statements (including in each case, any related notes thereto) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement and prior to the Closing, (i) have been or will be prepared in all material respects in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except (x) to the extent required by changes in GAAP or (y) as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (x) any unaudited interim financial statements (A) were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (B) are not or may not be necessarily indicative of results for the full fiscal year and (y) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     (c) Except as and to the extent set forth on the consolidated balance sheet of Acquiror at March 31, 1996, including all notes thereto, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, matured or unmatured, and whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of such balance sheet or as contemplated by the Acquiror SEC Reports.

SECTION 6.05 Absence of Certain Changes or Events;. Since June 30, 1996, there has not been an Acquiror Material Adverse Effect or any change by Acquiror or its Subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or as described in the Acquiror SEC Reports filed prior to Closing.

SECTION 6.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

                        ARTICLE VII

COVENANTS RELATING TO CONDUCT OF BUSINESS;

SECTION 7.01  Affirmative Covenants of the Company;.  The
Company hereby covenants and agrees that, prior to the Closing, unless otherwise expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, the Company will:

     (a) operate its business in the usual and ordinary course and consistent with past practice;

     (b) use reasonable efforts to preserve intact its business organization and assets, including its present operations, physical facilities and working conditions; maintain its rights and franchises, renew its licenses, permits, agreements, uses, and governmental approvals, retain the services of its respective officers and key employees and maintain the relationships with its respective customers, lessors, licensors, employees, and suppliers;

     (c) use reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

     (d) confer with Acquiror at its reasonable request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company, and notify Acquiror of any breach or event which if it had occurred prior to the date of this Agreement would have been a breach by the Company or the Stone Mountain Group Shareholders of any of their representations, warrants, covenants and agreement contained in this Agreement, the Disclosure Schedule or in any of the agreements or documents delivered in connection herewith.

SECTION 7.02 Negative Covenants of the Company;. Except as expressly contemplated by this Agreement, described in Schedule
7.02 of the Company Disclosure Schedule or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Closing, the Company shall not do any of the following:

     (a) (i) increase the compensation payable or to become payable to any director, officer or employee, except for bonuses or increases in salary or wages payable or to become payable which are in accordance with preexisting plans or ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the severance policy of the Company as in effect on the date hereof), or enter into any severance agreement with, any director, officer or employee, (iii) subject to clause (i) of this subsection (a), enter into or amend any employment agreement with any director, officer or employee that would extend beyond the Closing except on an at-will basis; or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable Law;
     (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for any distributions to be made to the Stone Mountain Group Shareholders to pay for the income tax liability they will incur in respect of the Company's income under Subchapter S of the Internal Revenue Code in accordance with the Company's past practice (other than liability attributable to any income recognized as a result of the transactions contemplated by this Agreement, which liability will be borne by the Stone Mountain Group Shareholders and satisfied out of the Purchase Price or their own individual assets without a pre-Closing distribution by the Company in respect thereto);

     (c)     effect any reorganization or recapitalization;

     (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares;

     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of any of its assets, except for dispositions in the ordinary course of business and consistent with past practice;

     (g) initiate, solicit or encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers or directors of the Company to take any such action, and the Company shall use its reasonable efforts to cause the directors, officers, employees, agents and representatives of the Company (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company) not to take any such action. The Company shall immediately notify Acquiror in writing of any offer, proposal or communication received by it, or to the Company's knowledge, any affiliate, employee or consultant of the Company, of any Competing Transaction.

For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of five percent or more of the assets of the Company in a single transaction or a series of related transactions or assignment of any contract the Company has with any of its Customers; or (iii) any tender offer or exchange offer for twenty percent or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith;

     (h) adopt any amendments to its Articles of Incorporation or By-Laws;

     (i) (A) change any of its methods of accounting in effect at the date hereof or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending December 31, 1995, except in either case as may be required by Law, the IRS or GAAP;
     (j) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument;

     (k) fail to renew any agreement favorable to the Company which is used by the Company in the conduct of its business or compromise any obligation or amount owed to the Company.

     (l) agree in writing or otherwise to do any of the foregoing.

SECTION 7.03 Access and Information;. Subject to the Confidentiality Agreement dated April 8, 1996, between the Acquiror and the Company, the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of the Company as Acquiror may reasonably request.

                          ARTICLE VIII

ANTICIPATED CLIENT RETENTION AND LIABILITIES

     (a) The Company's existing clients (the "Existing Clients") are set forth on Schedule 8(a) of the Company Disclosure Schedule. If, on the date which is one year after the Closing,
(i) (A) the "Anniversary Controllable Revenues" (as defined below) are less than 85% of the "Closing Controllable Revenues" (as defined below), or (ii) there is any increase in the liabilities of the Company to which Acquiror or any of its Subsidiaries becomes subject and which result from acts or omissions occurring or failing to occur prior to Closing, over the liabilities reflected in the financial statements delivered to the Acquiror prior to Closing, the Company and the Stone Mountain Group Shareholders agree that they will relinquish a specified amount (as defined in Section 8(b) below) of the Purchase Price, which will be returned to the Acquiror pursuant to the terms of an Escrow Agreement in the form of attached Exhibit 8(a) (the "Escrow Agreement"). For purposes of this Article 8, Anniversary Controllable Revenues means the total amount billed to Existing Clients in the four weeks prior to the date which is one year after the Closing, less amounts billed for (a) payroll expenses (salary and other cash compensation), (b) payments attributable to FICA, FUTA and other employment taxes, and (c) 50% of employer contributions for other employee benefits, annualized by dividing by four and multiplying by 52. For purposes of this Article 8, Closing Controllable Revenues means the total amount billed to Existing Clients in the four weeks prior to Closing, less amounts billed for (a) payroll expenses (salary and other cash compensation), (b) payments attributable to FICA, FUTA and other employment taxes, and (c) 50% of employer contributions for other employee benefits, annualized by dividing by four and multiplying by 52.
     (b) The amount of the Purchase Price which will be relinquished pursuant to the terms of Section 8(a) above if any of the specified conditions occur will be equal to the amount by which Anniversary Controllable Revenues is less than 85% of Closing Controllable Revenues, plus 100 percent of the increase in liabilities pursuant to Section 8(a)(ii), provided, in the case of the increase in liabilities, the amount of the increase, together with any claims for indemnification under Section 9.06, exceed in the aggregate $40,000, but in any case not more than the total of the amount deposited into escrow pursuant to Section 8(c) below.

     (c) To secure their obligations and commitment pursuant to this Section 8, the Company and the Stone Mountain Group Shareholders agree that at Closing, $1,250,000 will be transferred by Acquiror to the escrow agent named in the Escrow Agreement, to hold pursuant to the terms and conditions of the Escrow Agreement.

     (d) If, on a date which is 12 months after Closing, there are anticipated liabilities that are attributable to events or acts occurring prior to Closing and which are contingent, and the liability is considered by the Acquiror's independent auditors to be "reasonably possible", as such term is defined in Statement of Auditing Standards 5, the Escrow Agreement shall be kept open and continue with respect to that liability, in an amount equal to the maximum amount of the range of possibility liability determined by the Acquiror's independent auditors, until such time as the liability is resolved, at which time the balance of cash remaining in escrow shall be transferred to the Acquiror or to the Company (or, at the Company's direction for amounts to be transferred to it, to the Stone Mountain Group Shareholders), in accordance with the Escrow Agreement.

     (e) Acquiror agrees that with respect to Existing Clients and for purposes of determining any decrease in Anniversary Controllable Revenues from Closing Controllable Revenues for which the Company or the Stone Mountain Group Shareholders could be liable pursuant to this Article VIII, it will implement and continue the past business practices and policies which Acquiror has with respect to its clients. The Company and the Stone Mountain Group Shareholders agree, however, that the Acquiror may, at any time and completely at its discretion and without affecting the liability of the Company and the Stone Mountain Group Shareholders pursuant to this Article VIII, terminate any contractual or other relationship with any one or more of the Existing Clients.

                         ARTICLE IX

ADDITIONAL AGREEMENTS;

SECTION 9.01 [Intentionally Omitted].;

SECTION 9.02 Appropriate Action; Consents; Filings;. (a) The Company and Acquiror shall use commercially reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, and (iii) make all necessary notifications and filings, and thereafter make any other required submissions, with respect to this Agreement, required under (A) the Securities Act and the Exchange Act, and any other applicable federal securities Laws or state securities or blue sky laws ("Blue Sky Laws"); and
(B) any other applicable Law; provided that, Acquiror and the Company shall cooperate with each other in connection with all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

     (b)     (i)     The Company and Acquiror shall give (or shall
cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all commercially reasonable best efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, including but not limited to the assignment and transfer to Acquiror of the Subject Assets (including the assignment of any bank accounts), Contracts and Leases, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect or an Acquiror Material Adverse Effect from occurring prior to or after the Closing.

       (ii) If either party fails to obtain any third party consent described in subsection (b)(i) above, such party shall use all commercially reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

       (iii) After Closing, the Company will execute and deliver such instruments and documents as the Acquiror reasonably may request in order to (a) perfect the sale, conveyance, transfer and assignment to the Acquiror of the Subject Assets, (b) assist the Acquiror in the transition of the operations of the Business, including, without limitation, providing copies of any relevant financial, accounting, legal, tax and other information relating to the Subject Assets and the Business and the Company's activities associated therewith, or (c) carry out the purposes and intent of this Agreement or under any bills of sale, assignments or assumption agreements which are executed and delivered in connection with this Agreement. After Closing, (i) Acquiror shall promptly transfer and deliver to Company any cash, checks (properly endorsed) or other property, including mail, which Acquiror may receive and which may belong to Company and (ii) Company shall promptly transfer and deliver to Acquiror any cash, checks (properly endorsed) or other property, including mail, which Company may receive and which may belong to Acquiror.

     (c) From the date of this Agreement until the Closing, the Company shall promptly notify Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement and the transactions and agreements contemplated herein or (ii) seeking to restrain or prohibit the consummation of this Agreement and the transactions and agreements contemplated herein or otherwise limit the right of Acquiror or, to the knowledge of the Company, its Subsidiaries, to own or operate all or any portion of the Business or Subject Assets.

     (d) From the date of this Agreement until the Closing, the Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement and the transactions and agreements contemplated herein or (ii)_seeking to restrain or prohibit the consummation of this Agreement and the transactions and agreements contemplated herein or otherwise limit the right of the Acquiror or its Subsidiaries to own or operate all or any portion of the Business or Subject Assets.

SECTION 9.03 Update Disclosure; Breaches;. From and after the date of this Agreement until the Closing, each party shall promptly notify the other party hereto by written update to its Disclosure Schedule of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company or Acquiror, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied.

SECTION 9.04  Affiliates;.  Schedule 9.04 of the Company
Disclosure Schedule lists all persons who, as of the date of this Agreement, (i) are officers or directors of the Company and (ii) all other persons who, as of the date of this Agreement beneficially own shares of Company Common Stock.

SECTION 9.05 Public Announcements;. Acquiror, the Company and the Stone Mountain Group Shareholders shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions and agreements contemplated herein and neither the Company nor any Stone Mountain Group Shareholder shall issue any such press release or make any such public statement without the prior written approval of the Acquiror.

SECTION 9.06  Survival of Representations and
Indemnification;.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter (subject to any applicable statutes of limitations).

     (b) Indemnification. In the event any of the Company or the Stone Mountain Group Shareholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Stone Mountain Group Shareholders or the Company has breached) any of their representations, warranties, and covenants contained herein during the applicable survival period, or if the Acquiror or any of its Subsidiaries becomes subject to any Excluded Liabilities (or any action or claim in respect thereto), then each of the Stone Mountain Group Shareholders agrees to indemnify Acquiror from and against the entirety of any Adverse Consequences Acquiror or any of its Subsidiaries may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however that Acquiror shall not bring any claim for indemnification pursuant to this paragraph (b) unless and until the alleged amount of damages to the Acquiror and/or its Subsidiaries, together with any increase in liabilities referred to in Section 8(a)(ii), in the aggregate, exceeds $40,000.

     (c)     Matters Involving Third Parties.

       (i) If any third party shall notify the Acquiror (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against either the Company or any Stone Mountain Group Shareholder (collectively, the "Indemnifying Party") under this Section 9.06, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

       (ii) Any Indemnifying Party will have the right to defend the Indemnified party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified party so long as (A) the Indemnifying Party notifies the Indemnified party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedencial custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party

Claim actively and diligently.

       (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.06(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified party (not to be withheld unreasonably).

       (iv) In the event any of the conditions in Section 9.06(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
Section 9.06.

     (d)     Notice.   In the event any Party breaches (or in the
event any third party alleges facts that, if true, would mean any of the Parties has breached) any of his or its covenants or any of his or its representations and warranties in this Agreement or in the event that any third party shall notify any Indemnified Party with respect to a Third Party Claim which may give rise to a claim for indemnification against the Indemnifying Party, then the (alleged) breaching Party or Indemnifying Party, as the case may be, shall provide written notice to the other Parties of the occurrence and nature of the relevant event.

     (e)     Escrow Agreement.     The Company and the Stone
Mountain Group Shareholders agree that while funds are being held by the Escrow Agent pursuant to the Escrow Agreement referred to in Article VIII, funds held by the Escrow Agent will also serve as security (but not as a limit) for any liability they may have to Acquiror pursuant to this Section 9.06.

     (f)     Other Indemnification Provisions.   The foregoing
indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant in this Agreement, and in addition to the rights of indemnification provided in Article VIII above. Each of the Stone

Mountain Group Shareholders hereby agrees that he will not make any claim for indemnification against any of the Company and/or its Subsidiaries by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Acquiror against such Stone Mountain Group Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

SECTION 9.07 Name Change. The Company hereby agrees that, from and after sixty (60) days from the Closing Date, it shall change its corporate name to delete all references to "Stone Mountain" no later than sixty (60) days from the Closing Date, shall cease using "Stone Mountain" in any correspondence, on letterheads and otherwise and shall promptly provide copies to the Acquiror of amendments to its charter documents evidencing such changes, certified by the Secretary of State.

SECTION 9.08 Company's Access to Books and Records. After the Closing, the Acquiror shall permit the Company to have access to and to copy, at the Company's sole cost and expense, the Records during normal business hours for the purpose of preparing financial statements, preparing income tax returns, the prosecution and defense of litigation and for other legitimate purposes relating to periods prior to the Closing. The Acquiror shall reasonably cooperate in all respects in furnishing or providing access to all records and information for legitimate purposes relating to the business of the Company conducted prior to the Closing, provided that such furnishing or access shall be done during normal business hours and so as not to cause undue disruption to the business of the Acquiror and shall be at the sole expense of the Company.

SECTION 9.09 Payment for 1994 Audit of Company Financial
Statements.     The cost of the audit on the 1994 financial
statements being performed by Brooks Holmes Williams & Cook LLC, will be shared equally by the Acquiror, on the one hand, and the Company and The Stone Mountain Group Shareholders on the other hand. The Company and The Stone Mountain Group Shareholders agree that their portion of the cost for the 1994 audit will be paid solely out of the Purchase Price, and that they shall not use other Company assets to do so, other than amounts already paid as of the date of this Agreement in the ordinary course of business.

SECTION 9.10 Post June 30, 1996 Waterford Accruals. The parties agree that any liabilities related to Waterford accrued after June 30, 1996 and prior to Closing may be paid by the Company prior to Closing, but the amount of these payments that are attributable to the Waterford C Fund collateral (as identified on the Waterford premium statements) shall be reduced from the Purchase Price and the cash to be delivered by the Acquiror at Closing pursuant to
Section 2.01(b)(iii). For payments owed by the Company to Waterford after Closing, the Acquiror shall reimburse the Company an amount equal to the premium attributable to the Waterford A Fund (as identified on the Waterford premium statements) in respect of worker's compensation insurance coverage commencing on the first day of the month of Closing and ending on the date of Closing.

SECTION 9.11 Certain Ongoing Obligations. After the Closing, the Company agrees that it will, and the Stone Mountain Group Shareholders agree that they will cause the Company to, timely pay all legitimate claims relating to the business of the Company prior to the Closing. After the Closing, the Company shall cause Klais & Company, Inc. to provide the Acquiror with monthly accounting reports related to the Former Health Plan, including reports of Klais & Company, Inc. which list all paid and outstanding claims thereunder.

                         ARTICLE X

CLOSING CONDITIONS;

SECTION 10.01  Conditions to Obligations of Each Party Under
This Agreement;.

     (a) Subject to waiver as set forth in Section 12.03, the respective obligations of each party to effect the Closing and consummate the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

       (i) This Agreement shall have been adopted by the requisite vote of the stockholders of the Company;

       (ii) There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been threatened by a Governmental Entity, with authority to institute such an action or proceeding before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body, (a) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of the Business, the Subject Assets, the Contracts or the Leases; (b) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the Company with any of Acquiror's Subsidiaries or other operations; (c) imposing or seeking to impose other sanctions, damages or liabilities arising out of this Agreement on the Acquiror or any of its Subsidiaries or the Company or any of their officers or directors; (d) requiring or seeking to require divestiture by the Acquiror of all or any material portion of the

Business, Subject Assets, Leases or Contracts; or (e)_restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the transactions and agreements contemplated by this Agreement, in each case, with respect to claims (a) through (d) above, which would or is reasonably likely to result in a Company Material Adverse Effect at or prior to the Closing or an Acquiror Material Adverse Effect at, prior to or after the Closing or, with respect to clauses (a) through (e) above, to subject any of their respective officers or directors to substantial penalties or criminal liability, provided that (A) prior to invoking this condition, the party seeking to invoke it shall have used its reasonable efforts to have any such action or proceeding dismissed or such order or decree vacated, and (B) this condition may not be invoked with respect to threatened proceedings with respect to which no action or proceeding is commenced within ten days of receipt of the written notice of such threatened proceeding;

       (iii) All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror and or any Subsidiary and the Company prior to consummation of the transactions contemplated in this Agreement shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect prior to or after the Closing or an Acquiror Material Adverse Effect after the Closing or be reasonably likely to subject the Company, Acquiror, or any of their respective Subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability;

     (b) Subject to waiver as set forth in Section 12.04, the respective obligations of the Company and the Stone Mountain Group Shareholders to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

       (i) An Employment Agreement, substantially in the form of attached Exhibit 10.01(b)(i), between Vincam Human Resources, Inc., a wholly owned Subsidiary of Acquiror ("VHR"), Acquiror and James Beesley, shall have been executed by Acquiror and VHR;

       (ii) An Employment Agreement, substantially in the form of attached Exhibit 10.01(b)(ii), between VHR, the Acquiror and Hal Pulfer, shall have been executed by Acquiror and VHR;

     (c) Subject to waiver as set forth in Section 12.03, the respective obligation of the Acquiror to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

       (i) The Acquiror shall have been provided with written evidence, satisfactory to it, that the proposed limited liability company agreement between the Company and the Sullivan Staffing, Inc., and all obligations, covenants and restrictions imposed on the Company pursuant to this proposed agreement, including but not limited to any conditions relating to non-competition or exclusive dealing, have either been voided or never came into effect;

       (ii) A Confidentiality Agreement, substantially in the form of attached Exhibit 10.01(c)(ii), shall have been entered into and executed by each of the following persons:

              (a)     Lester E. Frankenthal
              (b)     Charles Frankenthal
              (c)     Scott Bade
              (d)     Edward Spiegel

       (iii) A Non-Compete and Confidentiality Agreement, substantially in the form of attached Exhibit 10.01(c)(iii), shall have been entered into and executed by each of the following persons:

              (a)     Betty Jane McCart
              (b)     Georgiana Britt
              (c)     Ken Sewell
              (d)     Russ Berkhan

       (iv) An Employment Agreement, substantially in the form of attached Exhibit 10.01(b)(i), between the Acquiror, VHR and James Beesley ("Beesley"), shall have been executed by Beesley;

       (v) An Employment Agreement, substantially in the form of attached Exhibit 10.01(b)(ii), between the Acquiror, VHR and Hal Pulfer ("Pulfer"), shall have been executed by Pulfer;

       (vi) The Escrow Agreement, substantially in the form of attached Exhibit 8(a), shall have been executed by the Company and the Stone Mountain Group Shareholders;

       (vii) The termination agreement substantially in the form of attached Exhibit 10.01(c)(vii) between the Company and Sullivan Staffing, Inc. shall have been executed by both parties;

       (viii) The landlord of the Headquarters Lease will have consented to a transfer or assignment of the Headquarters Lease to Acquiror on substantially the same terms and conditions as existed between the Company and the landlord prior to the date of this Agreement, with the added condition that the Acquiror will be permitted under the terms of the lease to sub-let all or part of the Headquarters Lease to any third party;

       (ix) Executed bills of sale, endorsements and assignments (in the forms attached as Exhibit 1.04) shall have been provided to Acquiror transferring to Acquiror or any person designated by Acquiror within its Affiliated Group good and marketable title, free and clear of all Liens, to the Subject Assets, and that all Contracts, including but not limited to, all Contracts with Company clients in which the Company provides employees as a professional employer organization, will be assigned to Acquiror or any person designated by Acquiror within its Affiliated Group, at Closing;

       (x) The Acquiror shall have been provided with written evidence, satisfactory to it, of the assignment of the Company's group health plan and group dental plan under the Blue Cross and Blue Shield Association to the Acquiror, and that all necessary consents to effect the assignments have been given;

       (xi) The Company will have issued to Hal W. Pulfer a non-interest bearing non-secured promissory note from the Company to Hal Pulfer in the amount of $166,500, as described in Section
1.03 above.

SECTION 10.02  Additional Conditions to Obligations of
Acquiror;. Subject to waiver as set forth in Section 12.03, the obligation of Acquiror to effect the transactions contemplated in this Agreement are also subject to each of the following conditions:

     (a) Each of the representations and warranties of the Company contained in this Agreement, shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing, provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Acquiror shall have received a certificate of the Company, executed by the Chief Executive Officer or Chief Financial Officer of the Company, to that effect.

     (b) The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Acquiror shall have received a certificate of the Company, executed by the Chief Executive Officer or Chief Financial Officer of the Company, to that effect.
     (c) The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with this Agreement and the agreements and transactions contemplated herein under all loan or credit agreements, notes, mortgages, indentures, leases or other agreements or instruments to which it is a party, except those for which failure to obtain such consents and approvals would not have a Company Material Adverse Effect prior to or after the Closing or an Acquiror Material Adverse Effect after the Closing.

     (d)     There shall not have occurred any Company Material
Adverse Effect since the date of this Agreement.

     (e) All other certificates, opinions, instruments and documents required to effect the agreements and transactions contemplated by this Agreement will have been received in form and substance satisfactory to Acquiror.

SECTION 10.03  Additional Conditions to Obligations of the
Company and the Stone Mountain Group Shareholders;. Subject to waiver as set forth in Section 12.03, the obligation of the Company to effect the transactions contemplated in this Agreement is also subject to the following conditions:

     (a) Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing; provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Company shall have received a certificate of Acquiror, executed by the Chief Executive Officer or Chief Financial Officer of Acquiror, to that effect.

     (b) Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. The Company shall have received a certificate of Acquiror, executed by the Chief Executive Officer or Chief Financial Officer of Acquiror, to that effect.

     (c)     There shall not have occurred any Acquiror Material
Adverse Effect since the date of this Agreement.


                        ARTICLE XI

TERMINATION, AMENDMENT;

SECTION 11.01 Termination;. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of this Agreement by the stockholders of the Company:

     (a)     by mutual consent of Acquiror and the Company;

     (b)     (i)     by Acquiror, if there has been a breach by
the Company of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of the Company shall have become untrue, in any such case such that
Section 10.02(a) or Section 10.02(b) will not be satisfied, and, if capable of being cured, such breach or condition has not been cured within 30 days following receipt by the Company of written notice of such breach; or

       (ii) by the Company, if there has been a breach by Acquiror of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Acquiror shall have become untrue, in any such case such that

Section 10.03(a) or Section 10.03(b) will not be satisfied, and, if capable of being cured, such breach or condition has not been cured within 30 days following receipt by Acquiror of written notice of such breach;

     (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the agreements and transactions contemplated by this Agreement shall have become final and nonappealable;

     (d) by either Acquiror or the Company if the Closing shall not have been consummated before September 30, 1996; provided, however, that this Agreement may be extended not more than 60 days thereafter by either party by written notice to the other party if the Closing shall not have been consummated as a direct result of such other party's having failed (x) to receive all regulatory approvals or consents required to be obtained by that party with respect to the Closing or (y) to resolve all actions or proceedings of a type described in Section 10.01(a)(ii) or the last sentence of Section 4.09(a); and

     (e) by either Acquiror or the Company if the Agreement shall fail to receive the requisite vote for adoption by the stockholders of the Company at the Stockholders' Meeting.

SECTION 11.02 Effect of Termination;. In the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of Acquiror, any of Acquiror's Subsidiaries, or the Company or any of their respective stockholders, officers or directors and all rights and obligations of each party hereto shall cease.

SECTION 11.03  Fees and Expenses;.  (a) Except as provided in
Section 11.02, all Expenses incurred by the parties shall be borne solely and entirely by the party which has incurred the same.

     (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement.

                        ARTICLE XII

GENERAL PROVISIONS;

SECTION 12.01 Notices;. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     If to Acquiror:

                              The Vincam Group, Inc.
                              2850 Douglas Road
                              Coral Gables, FL  33134
                              Telecopier No.:  (305) 460-2396 or 2399
                              Attn: Mr. Carlos A. Saladrigas

     With a copy to:          Steel Hector & Davis
                              200 South Biscayne Boulevard, 40th Floor
                              Miami, Florida 33131-2398
                              Telecopier No.: (305) 577-7001
                              Attn:  Ira N. Rosner, P.A.

     If to the Company        2924 Overwood Lane
     or any of the Stone      Snellville, GA  30278
     Mountain Group           Telecopier No.: 770-979-9153
     Shareholders (other      Attn: Mr. James Beesley
     than Hal W. Pulfer):

     With a copy to:          Stephen Klorfein, Esquire
                              Freed, Lester & Klorfein, P.C.
                              14 N. Parkway Square
                              4200 Northside Parkway, NW
                              Atlanta, GA  30327-3054
                              Telecopier No.:  (404)-233-1943

     If to Hal W. Pulfer:     224 Wiley Bottom Road
                              Savannah, GA 31411
                              Telecopier No.: 912-598-7471
                              Attn:  Hal W. Pulfer

     With a copy to:          Stephen Klorfein, Esquire
                              Freed, Lester & Klorfein, P.C.
                              14 N. Parkway Square
                              4200 Northside Parkway, NW
                              Atlanta, GA  30327-3054
                              Telecopier No.:  (404)-233-1943

SECTION 12.02 Amendment;. Subject to the Florida Act and the Georgia Code, this Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties.

SECTION 12.03 Waiver;. At any time prior to the Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties to be performed for the benefit of the waiving party, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other parties with any of the agreements or conditions compliance with which is for the benefit of the waiving party contained in this Agreement (to the extent permitted by law). Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 12.04 Headings;. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 12.05 Severability;. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 12.06 Entire Agreement;. This Agreement (together with the Exhibits, the Company and Acquiror Disclosure Schedules, the Confidentiality Agreement, and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECTION 12.07 Assignment;. This Agreement shall not be assigned without the written consent of the other parties hereto.

SECTION 12.08 Parties in Interest;. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 12.09 Governing Law;. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 12.10 Counterparts;. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 12.11 Shareholder Approval. This Agreement constitutes the unanimous written consent pursuant to Section 14-2-1202 of the Georgia Code of the Stone Mountain Group Shareholders to the sale of assets and other transactions described herein which written consent is given in accordance with Section 14-2-704 of the Georgia Code. The Stone Mountain Group Shareholders acknowledge that they have received all materials required to be provided to the Stone Mountain Group Shareholders pursuant to Section 14-2-704.

     IN WITNESS WHEREOF, Acquiror, the Company and each of the Stone Mountain Group Shareholders have caused this Agreement to be executed as of the date first written above individually or by their respective officers duly authorized.


THE VINCAM GROUP, INC.

By: /s/ Carlos A. Saladrigas
     Its: President


THE STONE MOUNTAIN GROUP, INC.

By: /s/ James Beesley
     Its: President


    /s/ Hal W. Pulfer                   /s/ Scott Bade
     Hal W. Pulfer                       Scott Bade

    /s/ James Beesley                   /s/ Edward Spiegel
     James Beesley                       Edward Spiegel

    /s/ Lester E. Frankenthal           /s/ Charles Frankenthal
     Lester E. Frankenthal               Charles Frankenthal










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